Exhibit 24

                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Option Plan of our report dated December 11, 1996, with respect to the consolidated financial statements and schedule of Sanderson Farms, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 1996.

                                   /s/Ernst & Young LLP

Jackson, Mississippi
January 23, 1997